UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

PARAMOUNT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was sent by Paramount Group, Inc. to its tenants on September 17, 2025.

Dear Valued Tenant,

We wanted to personally reach out to make you aware that Paramount Group announced this morning that it has entered into an agreement to merge with Rithm Capital Corp., a global alternative asset manager.

Rithm has great respect for our company and understands the inherent value of our Class A office portfolio. Their institutional expertise, entrepreneurial culture, capital approach and track record of creating value aligns well with Paramount Group’s operational expertise and high-quality asset base.

We are excited about the opportunity ahead and expect the transaction to close in late Q4 2025, subject to Paramount Group shareholder approval.

Importantly, our commitment to you is as strong as it has ever been. It will be business as usual for Paramount Group. We look forward to continuing to serve you and expanding upon our relationship.

If you have any questions, please reach out to Tom Hennessy, Vice President – Investor Relations and Business Development, at ir@pgre.com or 212-237-3138.

Sincerely,

/s/ Albert P. Behler	/s/ Peter Brindley

Albert P. Behler	Peter Brindley
Chairman, Chief Executive Officer	Executive Vice President,
and President	Head of Real Estate

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Paramount Group, Inc. (the “Company”). The proposed transaction is expected to be submitted to the stockholders of the Company for their consideration and approval at a special meeting. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or on the “Investors” section of our website at www.pgre.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on April 3, 2025, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this release regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities for the Company, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” and “increases,” and similar expressions.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing (vii) increased or unanticipated competition in the real estate market, (viii) the uncertainties of real estate development, acquisition and disposition activity, (ix) maintenance of real estate investment trust (“REIT”) status, (x) fluctuations in interest rates and the costs and availability of financing, (xi) the ability to enter into new leases or renew leases on favorable terms, (xii) dependence on tenants’ financial condition, and (xiii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, as updated by the Company’s subsequent periodic reports filed with the SEC, including the Company’s report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on July 30, 2025. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should not place undue reliance upon forward-looking statements.